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                                                                    EXHIBIT 12.1

                                 VIDEOTRON LTEE
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
      (DOLLARS IN MILLION, EXCEPT FOR RATIO OF EARNINGS TO FIXED CHARGES)

                                                  FOUR MONTHS                                                     NINE MONTHS
                                   YEAR ENDED        ENDED                                                           ENDED
                                   AUGUST 31,    DECEMBER 31,             YEAR ENDED DECEMBER 31,                  SEPTEMBER
                                   -----------   -------------   ------------------------------------------   -------------------
                                      1999           1999          2000       2001       2002        2003       2003       2004
                                   -----------   -------------   --------   --------   ---------   --------   --------   --------
CANADIAN GAAP
Fixed charges
  Interest expenses, before
    interest income..............    $ 55.8          $22.3        $ 65.8     $ 89.8    $    81.0    $ 86.3     $ 52.9     $ 45.7
  Amortization of capitalized
    expenses related to
    indebtedness.................       4.5           (1.0)          1.8        2.5          4.6       4.1        3.8        1.0
  Interest capitalized to the
    cost of fixed assets.........       2.5            0.6           2.9        0.7          0.0       0.0        0.0        0.0
                                     ------          -----        ------     ------    ---------    ------     ------     ------
                                     $ 62.8          $21.9        $ 70.5     $ 93.0    $    85.6    $ 90.4     $ 56.7     $ 46.7
                                     ------          -----        ------     ------    ---------    ------     ------     ------

Earnings
  Income from continuing
    operation before income taxes
    and non controlling
    interest.....................    $ 56.9          $39.5        $(64.6)    $(63.0)   $    14.3    $ 90.2     $ 81.1     $111.0
  Fixed charges..................      62.8           21.9          70.5       93.0         85.6      90.4       56.7       46.7
  Interest capitalized to the
    cost of fixed assets.........      (2.5)          (0.6)         (2.9)      (0.7)         0.0       0.0        0.0        0.0
  Amortization of capitalized
    interest.....................       0.3            0.1           0.6        0.7          0.7       0.7        0.5        0.5
                                     ------          -----        ------     ------    ---------    ------     ------     ------
                                     $117.5          $60.9        $  3.6     $ 30.0    $   100.6    $181.3     $138.3     $158.2
                                     ------          -----        ------     ------    ---------    ------     ------     ------
Ratio of earnings to fixed
  charges........................                      2.8           0.1        0.3          1.2       2.0        2.4        3.4
                                     ------          -----        ------     ------    ---------    ------     ------     ------

US GAAP
Fixed charges
  Interest expenses, before
    interest income..............                                                      $    77.7    $ 84.1     $ 43.5     $ 34.3
  Amortization of capitalized
    expenses related to
    indebtedness.................                                                            4.6       4.1        3.8        1.0
  Interest capitalized to the
    cost of fixed assets.........                                                            0.0       0.0        0.0        0.0
                                                                                       ---------    ------     ------     ------
                                                                                       $    82.3    $ 88.2     $ 47.3     $ 35.3
                                                                                       ---------    ------     ------     ------

Earnings
  Income from continuing
    operation before income taxes
    and non controling
    interest.....................                                                      $(1,979.1)   $ 82.8     $ 82.3     $113.0
  Fixed charges..................                                                           82.3      88.2       47.3       35.3
  Interest capitalized to the
    cost of fixed assets.........                                                            0.0       0.0        0.0        0.0
  Amortization of capitalized
    interest.....................                                                            0.7       0.7        0.5        0.5
                                                                                       ---------    ------     ------     ------
                                                                                       $(1,896.1)   $171.7     $130.1     $148.8
                                                                                       ---------    ------     ------     ------
Ratio of earnings to fixed
  charges........................                                                             --(1)     1.9       2.8        4.2
                                                                                       ---------    ------     ------     ------

(1) For the year ended December 31, 2002, pro forma earnings as calculated under US GAAP, were inadequate to cover our fixed charges and the coverage deficiency $1,978.5 million.